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                                                                      Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of American International Group, Inc. on Form S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No. 2-64336, No.
2-67600, No. 2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No. 2-87005, No.
2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No. 33-8495, No.
33-18073, No. 33-57250, No. 33-60327, No. 333-48639, No. 333-58095 and No.
333-70069) of our report dated February 11, 1999, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in the Annual Report on Form 10-K of American International Group, Inc. for the year 1998, and to the reference to our firm under the headings "Financial Statements" or "Experts" included in the Prospectuses.


                                                      PricewaterhouseCoopers LLP



New York, New York
March 31, 1999.

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